SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K/A
                                Amendment No. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported, December 10, 1999) December 16, 1999
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                              LOG ON AMERICA, INC.
               (Exact name of Registrant as specified in charter)


       Delaware                        0-25761                05-0496586
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(State or other jurisdic-           (Commission           (IRS Employer
 tion of incorporation)             File Number)          Identification No.)


3 Regency Plaza, Providence, Rhode Island                       02903
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (401) 459-6298
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Item 2.  Acquisition and Disposition of Assets

      On December 10, 1999, Log On America, Inc. ("Registrant") completed the sale of $5,000,000 in common stock to Nortel Networks Inc. ("Nortel") at a price of $19.50 per share ("Shares"). The price of the Shares was based on the average closing bid price of the Shares, as quoted on the Nasdaq National Market System over the twenty (20) trading days immediately preceding the closing date of December 2, 1999. The sale was made in accordance with the terms of a commitment from Nortel to purchase the Shares and in addition to provide the Registrant with a $45 million multiple advance term loan facility. The Shares are subject to certain registration rights.

Item 7.     Financial Statements and Exhibits

      Attached hereto as Exhibit 99.1 is the Investment Agreement by and between Log On America, Inc. and Nortel Networks Inc., dated as of December 10, 1999, in connection with the transaction described in Item 2 of this Form 8-K.

      Attached hereto as Exhibit 99.2 is the Registration Rights Agreement, dated as of December 10, 1999, by and between Log On America, Inc.and Nortel Networks Inc., in connection with the transaction described in Item 2 of this Form 8-K.










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                                  Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LOG ON AMERICA, INC.


December 16, 1999                   By:s/David R. Paolo
                                       -------------------------
                                       David R. Paolo, President




















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                              EXHIBIT INDEX


EXHIBIT
NUMBER                                EXHIBIT TITLE


99.1      - Investment Agreement by and between Log On America,  Inc. and Nortel
            Networks Inc., dated as of December 10, 1999.

99.2      - Registration Rights Agreement, dated as of December 10, 1999, by and between Log On America, Inc. and Nortel Networks Inc.
















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